UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Industrial Income Trust Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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The following letter was mailed to certain stockholders of Industrial Income Trust Inc. on June 11, 2012:

Time is Running Out……..

Every Vote Counts!

If you have not voted, please vote today.

Voting is quick and easy. We encourage you to vote now so we can avoid additional costs associated with soliciting your vote.

You have 3 convenient ways to participate in the June 26th Annual Meeting of Stockholders of Industrial Income Trust (the “Company”).

1. Vote by Touch-Tone Phone at 1-866-977-7699

Please call the toll-free number printed above and follow the recorded instructions. The service is available 7 days a week, 24 hours a day. Please note that for telephone voting you will need your control number, which is located on the enclosed proxy voting card.

2. Vote by Internet

Please visit www.eproxy.com/iit and follow the online instructions. Please note that for internet voting you will need your control number, which is located on the enclosed proxy voting card, and the last four digits of the primary stockholder’s social security number or tax identification number.

3. Vote by Mail

Please mail your signed proxy voting card(s) in the enclosed postage-paid envelope.

FOR TELEPHONE AND INTERNET VOTING, YOUR VOTE MUST BE RECEIVED NO LATER THAN 11:59 P.M., EASTERN TIME, ON JUNE 25, 2012 TO BE COUNTED FOR THE ANNUAL MEETING.

If you have already voted, thank you for your response. If you have any further questions, please contact our Proxy Solicitor, Boston Financial Data Services, toll free at 1-888-306-0353. In addition, all proxy materials are conveniently available online at www.eproxy.com/iit.

We appreciate your continued interest and support of the Company and encourage you to vote today.

Sincerely,

Joshua J. Widoff Senior Vice President, General Counsel and Secretary	0086263

The following e-mail was sent to financial advisors on June 11, 2012:

Proxy Vote Reminder: Industrial Income Trust Annual Meeting

Dear Financial Advisor,

We are quickly approaching the 2012 Annual Meeting of Stockholders of Industrial Income Trust Inc., scheduled for 11:30 a.m. Mountain Time on June 26, 2012 at The Grand Hyatt, 1750 Welton Street, Denver, Colorado 80202.

The Company’s proxy solicitation firm, Boston Financial Data Services, is actively seeking shareholder votes through a call and mailing campaign and encourage you to urge your clients to review the proposals discussed below and vote.

On or about April 20, 2012, the Company mailed to stockholders who owned shares in the Company on March 30, 2012, the Record Date (“Eligible Stockholders”), the Company’s 2011 Annual Report and proxy materials, or a Notice of Internet Availability of Proxy Materials indicating how to access the Annual Report and proxy materials on the Internet.

At the Annual Meeting, Eligible Stockholders will be asked to vote on proposals to (i) elect five directors to serve until the 2013 annual meeting and until their respective successors are duly elected and qualify and (ii) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2012. The Company’s Board of Directors has approved the proposals and recommends a vote in favor of them.

The Annual Meeting cannot be held unless Eligible Stockholders holding at least 50% of the Company’s issued and outstanding shares on the Record Date (a quorum) either attend the Annual Meeting or authorize their vote by proxy. If the Company does not receive enough responses to represent a quorum, the Company will have to incur the time and expense associated with additional solicitation efforts and reconvening the Annual Meeting. We are writing you to encourage your clients who are Eligible Stockholders to vote, if they have not already done so, using one of the following options:

1. Vote by Touch-Tone Phone at 1-866-977-7699*

Please have Eligible Stockholders call the toll-free number above and follow the recorded instructions. The service is available 7 days a week, 24 hours a day. Please note that for telephone voting, stockholders will need their control number, which is located on their proxy voting card originally sent to them (or sent to them upon their request).

2. Vote by Internet*

Please have Eligible Stockholders visit www.eproxy.com/iit and follow the online instructions. Please note that for Internet voting, stockholders will need their control number, which is located on their proxy voting card originally sent to them (or sent to them upon their request), and the last four digits of the primary stockholder’s social security number or tax identification number.

Vote by Mail

Please have Eligible Stockholders mail their signed proxy voting card(s) in the postage-paid envelope originally sent to them (or sent to them upon their request).

*	FOR TELEPHONE AND INTERNET VOTING, STOCKHOLDER VOTES MUST BE RECEIVED NO LATER THAN 11:59 P.M., EASTERN TIME, ON JUNE 25, 2012 TO BE COUNTED FOR THE ANNUAL MEETING.

If your clients have already voted, please thank them for their response. If you or your clients have any further questions, please contact our Proxy Solicitor, Boston Financial Data Services, toll free at 1-888-306-0353. In addition, all proxy materials are conveniently available online at www.eproxy.com/iit.

We appreciate your continued interest and support of the Company and encourage you to urge your clients who are Eligible Stockholders to vote today.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy. An offer may only be made by means of a final prospectus. This communication is for broker-dealer use only and is intended solely to request that broker-dealers encourage their clients to vote on the proposals being presented at the company’s 2012 Annual Meeting. This communication should not be reproduced, distributed, or otherwise shared with potential investors.

IIT-BD-EM-AMPVR-JUN12

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Industrial Income Trust - 518 17th Street, 17th Floor, Denver, CO 80202

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